November 13, 1996

Securities and Exchange Commission
450 5th Street, N.W.
Washington, D.C.  20549

Gentlemen:

We have read the statements made by Neuro Navigational Corporation (copy attached) which we understand will be filed with the Commission, under
Item 5 of Form 10-QSB. We agree with the statements concerning our Firm in Item 5 of such Form 10-QSB.

Very Truly Yours,



Coopers & Lybrand, L.L.P.


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